Exhibit 10.15

KARYOPHARM THERAPEUTICS INC.

2020 Israeli Equity Incentive Sub Plan to the 2013 Stock Incentive Plan

Restricted Stock Unit Agreement (Time Vested)

Exhibit A

GENERAL TERMS AND CONDITIONS

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.	Award of Restricted Stock Units.

In consideration of the Participant's employment, the Company has granted to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company's 2020 Israeli Equity Incentive Sub Plan (the “Sub Plan”) to the Company’s 2013 Stock Incentive Plan (the “Plan”), an award with respect to the number of restricted stock units (the “RSUs”) set forth in the Notice of Grant that forms part of this Restricted Stock Unit Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein.

It is intended that the RSUs evidenced by this agreement shall be awarded subject to and in accordance with Section 102(b)(2) of the Israeli Income Tax Ordinance [New Version], 5721, 1961 as now in effect or as hereafter amended, and any regulations promulgated thereunder (the “Ordinance”), (Capital Gain Award as defined in the Sub-Plan).

2.	Vesting.

(a)

The RSUs shall vest in accordance with the Vesting Table set forth in the Notice of Grant (the “Vesting Table”). Any fractional shares resulting from the application of any percentages used in the Vesting Table shall be rounded down to the nearest whole number of RSUs (except for the last vesting tranche).

(b)

Upon the vesting of the RSUs, the Company will deliver to the Trustee (as defined in the Sub Plan), for each RSU that becomes vested, one share of Common Stock, subject to the payment of any withholding taxes pursuant to Section 7 (if applicable). The Common Stock will be delivered as soon as practicable following each vesting date, but in any event within 30 days of such date.

3.	Forfeiture of Unvested RSUs Upon Termination of Employment.

(a)

Except as otherwise provided in Section 3(b) hereof, in the event that the Participant ceases to be employed by the Company for any reason or no reason, with or without Cause (as defined in the Plan), all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto. If the Participant is employed by a subsidiary of the Company, any references in this Agreement to employment by the Company shall instead be deemed to refer to such subsidiary.

(b)

In the event that the Participant’s employment is terminated by the Company without Cause (as defined in the Plan) within one year following the consummation of a Change in Control Event (as defined in the Plan), all of the RSUs that are unvested and have not been forfeited as of the time of such termination shall immediately vest in full on the Participant’s date of termination. Upon the vesting of the RSUs as described in this Section 3(b), the Company will deliver to the Trustee, for each RSU that becomes vested, one share of Common Stock, subject to the payment of any taxes pursuant to Section 7. The Common Stock will be delivered as soon as practicable following the Participant’s date of termination, but in any event within 30 days of such date.

4.	Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

5.	Rights as a Stockholder.

The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock following the vesting of the RSUs.

6.	Provisions of the Plan and the Sub Plan.

This Agreement is subject to the provisions of the Plan and the Sub Plan (a copy of which is furnished to the Participant with this Agreement).

7.	Tax Matters.

(a)

Acknowledgments; The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs, and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs.

(b)

Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local, Israeli or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. The Participant shall indemnify the Company and/or its shareholders and/or its Affiliates and/or its officers, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to withholding tax.

(c)

Reporting. The Participant acknowledges and agrees to comply with all necessary reporting obligations in the Participant’s jurisdiction (in relation to all taxes, social security contributions and any other similar charges) which arise in relation to the RSUs.

8.	Miscellaneous.

(a)

Authority of Compensation Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Compensation Committee or the Board shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Compensation Committee or the Board with respect to this Agreement shall be made in the Compensation Committee’s or the Board's discretion and shall be final and binding on the Participant.

(b)

No Right to Continued Employment. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his or her continued employment in the Company, this Agreement does not constitute an express or implied promise of continued employment or confer upon the Participant any rights with respect to a continued employment in the Company.

(c)	No Right to Accelerate or Defer. The delivery of shares of Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by the Ordinance.

(d)

Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, his or her employer or contracting party and the Company for the exclusive purpose of implementing, administering and managing his or her participation in the Plan and the Sub Plan.

The Participant understands that the Company holds certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, work location and phone number, date of birth, hire date, details of all RSUs awarded, cancelled, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Personal Data”). The Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan and the Sub Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting his or her local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Common Stock acquired upon vesting of the RSUs and the sale of the Participant’s Common

Stock. The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan.  The Participant understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative. For purposes of this Section 8(d), if the Participant is employed by a subsidiary of the Company, any references in this Section 8(d) to the Company shall be deemed to also refer to such subsidiary.

(e)

Participant’s Acknowledgements. The Participant acknowledges that he or she: (i) has read this Agreement, the Plan and the Sub Plan; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel and tax advisor of the Participant’s own choice or has voluntarily declined to seek such counsel/advisor; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) agrees that in accepting this Award, the Participant will be bound by any clawback policy that the Company has in place or may adopt in the future.

(f)	Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Israel without regard to any applicable conflicts of laws provisions.

IN WITNESS WHEREOF, this Award Agreement has been executed by each party on the date indicated below, respectively.

KARYOPHARM THERAPEUTICS INC.
By: _____________________
Name: _____________________
Title: _____________________
Date: _____________________

After having an adequate opportunity to review the above terms, including the Sub Plan, the Plan and the Trust Agreement and seek advice of legal counsel, I, the undersigned Participant, hereby declare, agree to and accept all of the terms and conditions of this Award Agreement, Sub Plan, Plan and Trust Agreement. I, the undersigned Participant, hereby further declare and acknowledge, by my signature below, that I: (i) fully understand Section 102, the rules and regulations promulgated thereunder apply to the award of Restricted Stock Units specified in this Award Agreement; (ii) understand the tax track chosen and the implications thereof; and (iii) understand that this Award shall also be subject to the terms of the Trust Agreement.

By:	_____________________
Date:	__________________

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